Exhibit 4.44
FIFTH Supplemental Indenture
    FIFTH Supplemental Indenture (this “Fifth Supplemental Indenture”), dated as of September 24, 2020, among Tenneco Inc., a Delaware corporation (“Tenneco”), DRiV Automotive Inc., a Delaware corporation (the “Additional Guarantor”), Federal-Mogul Financing Corporation, a Delaware corporation (“Finco”) and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”).
W I T N E S S E T H
    WHEREAS, Tenneco (as successor by merger to Federal-Mogul LLC (“Federal-Mogul”)), Finco, the Guarantors party thereto, the Trustee, The Bank of New York Mellon, London Branch, as paying agent and The Bank of New York Mellon SA/NV, Luxembourg Branch (formerly, The Bank of New York Mellon (Luxembourg) S.A.), as registrar, previously executed and delivered an indenture, dated as of June 29, 2017 (the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s debt securities and establishing the form and terms of the 5.000% Senior Secured Notes due 2024 of Federal-Mogul and Finco, as Issuers (collectively, the “Notes”);
    WHEREAS, Tenneco (as successor by merger to Federal-Mogul), Finco, the Trustee and Bank of America, N.A. and Citibank, N.A. as co-collateral trustees previously executed and delivered a first supplemental indenture, dated as of April 4, 2018 (the “First Supplemental Indenture”), amending the terms of the Notes;
    WHEREAS, Tenneco (as successor by merger to Federal-Mogul), Finco, the Trustee and the Guarantors party thereto previously executed and delivered a second supplemental indenture, dated as of July 30, 2018 (the “Second Supplemental Indenture”);
    WHEREAS, Tenneco (as successor by merger to Federal-Mogul), Finco, the Trustee and the Guarantors party thereto previously executed and delivered a third supplemental indenture, dated as of September 18, 2018 (the “Third Supplemental Indenture”);
    WHEREAS, Tenneco, Finco, the Trustee and the Guarantors party thereto previously executed and delivered a fourth supplemental indenture, dated as of October 1, 2018 (the “Fourth Supplemental Indenture” and the Base Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, collectively, the “Indenture”);
    WHEREAS, the Additional Guarantor will guarantee certain Indebtedness of Tenneco and, as a result, Sections 4.11 and 10.07 of the Indenture will require the Additional Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall become a Guarantor under Article 10 and shall guarantee the Guaranteed Obligations;
    WHEREAS, pursuant to Section 9.01(viii) of the Indenture, the Issuers, the Additional Guarantor and the Trustee are authorized to execute and deliver this Fifth Supplemental Indenture, without the consent of any Holders of the Notes.
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    NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
    1.     Defined Terms. As used in this Fifth Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fifth Supplemental Indenture refer to this Fifth Supplemental Indenture as a whole and not to any particular section hereof.
    2.    Guarantee of the Additional Guarantor. The Additional Guarantor hereby, jointly and severally with all existing Guarantors under the Indenture (the “Existing Guarantors”), irrevocably and unconditionally guarantees the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 of the Indenture, and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
    3.     Releases. A Guarantee as to the Additional Guarantor shall terminate and be of no further force or effect and the Additional Guarantor shall be deemed to be released from all obligations as provided in Section 10.03 of the Indenture.
    4.    Notices. All notices or other communications to the Issuers and the Additional Guarantor shall be given as provided in Section 13.01 of the Indenture as follows:
        Tenneco Inc.
        500 North Field Drive
        Lake Forest, Illinois 60045
        Attention: Chief Financial Officer
        Facsimile: (847) 482-5180

        and a copy to:

        General Counsel
        Tenneco Inc.
        500 North Field Drive
        Lake Forest, Illinois 60045
        Facsimile: (713) 235-9213

    5.     Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
    6.     No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in the Issuers or the Guarantors or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuers and
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the Guarantors under the Notes, the Guarantees, the Indenture or this Fifth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
    7.     Governing Law. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ADDITIONAL GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
    8.     Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.
    9.     Multiple Originals. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument. The exchange of copies of this Fifth Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original.
Anything in the Indenture, this Fifth Supplemental Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by the Indenture, this Fifth Supplemental Indenture, the Notes and any document to be signed in connection with the Indenture, this Fifth Supplemental Indenture or the Notes (including amendments, waivers, consents and other modifications, Officer’s Certificates, Company Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be. Tenneco, Finco and the Additional Guarantor agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
    10.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
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    11.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, adequacy or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by Tenneco and the Additional Guarantor.
    12.    Successors. All agreements of Tenneco and the Additional Guarantor in this Fifth Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written.

                        TENNECO INC., as Issuer and the Company

                        By:    /s/ Paul D. Novas
                        Name:    Paul D. Novas
                        Title:    Vice President Finance and Treasurer

                        FEDERAL MOGUL FINANCING CORPORATION,
                        as Issuer

                        By:    /s/ David G. Jachcik
                        Name:    David G. Jachcik
                        Title:    Assistant Treasurer

                        DRIV AUTOMOTIVE INC., as Additional Guarantor

                        By:    /s/ Paul D. Novas
                        Name:    Paul D. Novas
                        Title:    Vice President, Finance

[Signature page to Fifth Supplemental Indenture]
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                        THE BANK OF NEW YORK MELLON,
                        LONDON BRANCH, as Trustee

                        By:    /s/ Thomas Bolton
                        Name: Thomas Bolton
                        Title: Vice President